**Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Redacted information is indicated with brackets and asterisks ([***]).

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated effective as of May 5, 2025, and is by and between AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”), and GPC MIAMI BUSINESS PARK, LLC, a Florida limited liability company (“Buyer”).
WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of January 22, 2025, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of April 18, 2025, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of May 1, 2025 (collectively, the “Agreement”);
WHEREAS, Seller and Buyer desire to make certain amendments to the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:
1.Recitals. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
2.Amendment. The Agreement is hereby amended as follows:
(a)Section 1.3.3.1 of the Agreement is amended and restated in its entirety to read as follows:
The “Due Diligence Period” is the period beginning on the Effective Date and ending at 5:00 p.m. “Local Time” (i.e., Eastern time) on Wednesday, May 7, 2025 (the “Due Diligence Expiration Date”).
(b)With respect to Section 4.2.1.1 of the Agreement: The parties agree that Buyer shall have until the Due Diligence Expiration Date to respond to Seller’s response to the Initial Title Objection Notice dated April 14, 2025.
(c)With respect to Section 5.4 of the Agreement: This Section of the Agreement is reaffirmed, and, to each party’s knowledge, each party acknowledges that the other party is in full compliance with the terms of the Agreement and neither party is in default.
3.No Other Change. Except as expressly provided in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the terms of the Agreement as amended by this Amendment. If there is any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.
4.Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the choice of law provisions thereof.
5.Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Electronically submitted signatures, including via DocuSign, shall be deemed original signatures.
[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA,
a Florida corporation
By:    /s/ [***]                ______
Name:    [***]__________________________________
Title:    General Counsel and Assistant Secretary______

BUYER:

GPC MIAMI BUSINESS PARK, LLC,
a Florida limited liability company
By:    /s/ [***]
Name:    [***]
Title:    Manager
[Signature Page – Third Amendment to Purchase and Sale Agreement]